Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Carole R. Artman-Hodge
Tel 203 356 1318
Email investorrelations@mxenergy.com

MXENERGY ANNOUNCES THE TERMINATION OF ITS
TENDER OFFER FOR ITS OUTSTANDING
FLOATING RATE SENIOR NOTES DUE 2011

Stamford, Conn., August 16, 2007 – MxEnergy Holdings Inc. (the “Company” or “MXenergy”) announced today that as of 5:00 p.m., New York City time, on August 15, 2007, it had terminated its previously announced tender offer from holders (the “Holders”) of the Company’s Floating Rate Senior Notes due 2011 (the “Notes”).  The tender offer and consent solicitation were made pursuant to an Amended and Restated Offer to Purchase and Consent Solicitation Statement, dated as of July 30, 2007 (which amended and restated the Offer to Purchase and Consent Solicitation Statement, dated as of June 22, 2007), a Supplement to the Amended and Restated Offer to Purchase and Consent Solicitation Statement, dated as of July 31, 2007, and a Letter of Transmittal and Consent, dated as of June 22, 2007. The previously announced tender offer consideration and consent payment will not be paid or become payable to Holders of the Notes who validly tendered their Notes and delivered their consents in connection with the tender offer and the consent solicitation.  All tendered Notes and delivered consents will be returned to the Holders thereof (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at The Depository Trust Company from which such Notes were delivered) as promptly as practicable.

The Company has not terminated its offer to exchange (the “Exchange Offer”) $190,000,000 aggregate principal amount of its Notes which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal amount of its outstanding Notes which are not registered under the Securities Act.  The Exchange Offer is scheduled to expire at 5:00 p.m., New York City time, on Friday, August 31, 2007, unless extended, and is being made pursuant to a prospectus dated August 1, 2007.  Because the Company terminated the tender offer and consent solicitation prior to the consummation of the Exchange Offer, the Company will not be obligated to provide Holders with the additional registration rights set forth in the supplemental indenture (the “Supplemental Indenture”) to the indenture governing the Notes. Although the Supplemental Indenture became effective upon its execution, the proposed amendments to the indenture that (a) eliminate substantially all of the restrictive covenants and certain events of default provisions, (b) amend certain provisions of the covenants relating to mergers and consolidations of the Company and the guarantors and (c) make related changes in the Notes, will not become operative because of the Company’s termination of the tender offer.

Although the Company has terminated the tender offer, it reserves the right to continue discussions relating to its previously announced auction process.  As of the date hereof, the Company has not completed such auction process.  There can be no assurance that these discussions will result in a transaction.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes.  Persons with questions regarding the offer and the consent solicitation should contact Morgan Stanley & Co. Incorporated, the Dealer Manager and Solicitation Agent, at (800) 624-1808 or (212) 761-1864, or Global Bondholder Services Corporation, the Information Agent, at (866) 470-3800 or (212) 430-3774.

About MXenergy

MXenergy is one of the fastest growing retail natural gas suppliers in the country, serving approximately 500,000 customers in 36 utility territories in the United States and Canada. Founded in 1999 to provide natural gas and electricity to consumers in deregulated energy markets, MXenergy helps residential customers and small business owners control their energy bills by providing both fixed and variable rate plans. For more information, contact Carole R. Artman-Hodge, Executive Vice President, MXenergy, at 203-356-1318 or by email at investorrelations@mxenergy.com.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors.  These risks and uncertainties include, but are not limited to, our future performance generally; our business goals, strategy, plans, objectives and intentions; our integration of the assets we acquired from Shell Energy Services Company, L.L.C. in August 2006; expectations concerning future operations, margins, profitability, attrition, bad debt, interest rates, liquidity and capital resources; and expectations regarding the effectiveness of our hedging practices and the performance of suppliers, pipelines and transmission companies, storage operators, independent system operators, and other counterparties supplying, transporting, and storing physical commodity.  MXenergy does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.

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